Exhibit 10.25

Unofficial English Translation from Hebrew

Debenture - Wize Pharma - Fixed Charge

Debenture - Fixed Charge

Signed On The 20th Day Of The Month Of March 2016

Whereas	The undersigned, Wize Pharma Ltd. Company, a public Israeli limited liability company number 520033259, organized and operating pursuant to the laws of the State of Israel, whose address is 2 Hamanofim Street, Herzlia 4672553, Israel (Hereinafter “The Borrower”), intends on receiving from the Rimon Gold Assets Ltd. company, a private Israeli limited liability company number 514819424, organized and operating subject to the laws of the State of Israel, whose address is 32 Habarzel Street, Tel Aviv Yafo 6971046, Israel (Hereinafter “The Lender”), a loan convertible to shares of a sum of NIS 2,000,000 (in words, Two Million NIS) accruing interest of a rate of 4% per year, in connection with, for purposes and conditions stated in the specific convertible loan agreement signed between the lender and Wize Pharma on the 20th of the month of March 2016 (Hereinafter: as amended, revised, modified and substituted from time to time, in accordance with its terms, “The Loan Agreement”);

Therefore	It is agreed that the Borrower will secure repayment of the various amounts of money that the Borrower undertook and must pay the Lender and/or will be responsible for them toward the Lender in accordance with the loan agreement terms and in accordance with the terms included in this Debenture.

The Nature of the Debenture

1.	This Debenture was created to guarantee full repayment and on time to the Lender of all the amounts payable in connection with the loan agreement, whether owing from the Borrower alone or jointly with others, whether as debtor and/or guarantor and/or endorser or by virtue of other status, whereby the amounts are payable in the present or in the future, and whether they must be paid before realizing the securities to which this Debenture applies or thereafter, whether absolutely or conditionally, directly or indirectly, unlimited by amount together with interest, commissions, charges, levies and expenses of any type, including the costs associated with realizing the securities by virtue of the loan agreement, attorneys fees, insurance, stamp duty and any other payment deriving from this Debenture and together with all types of linkage differentials owing in respect thereof and which become payable from the Borrower to the Lender through any means, in connection with the linkage principal and interest and any other linked amount (all the amounts stated above will be referred to below, jointly and severally, as “The Secured Amounts”).

Pledge and Fixed Charge

2.	The Borrower hereby charges and pledges absolutely and independently as security to secure the timely full payment of the secured amounts (whether on their declared due date or on earlier date as a result of expediting payment or any other manner), without derogating from any other security, to the Lender and its heirs favor, by way of a fixed pledge and charge of first degree and by way of assignment of a charge, as applicable, all of the Borrower’s rights, existing and future, of any type, by virtue of an exclusive license and distribution agreement between the company and the Resdabko Ltd. Company that was signed on May 1, 2015 as amended on November 22, 2015 and as amended from time to time (Hereinafter: “The Distribution Agreement”), including but not limited to the distribution right, the right to purchase additional distribution rights, and the Borrower’s rights to compensation and/or indemnification toward a third party insofar as the distribution agreement is concerned (Hereinafter: “The Charged Property”).

Debenture - Wize Pharma - Fixed Charge

3.	The pledge and charge created by applying this Debenture will apply to any right to award compensation or indemnification that may accumulate in favor of the Borrower due to a loss, damage or seizure of the charged property incident.

The Borrower’s Declarations

5.	The Borrower hereby declares as follows:

(a)	The charged property is not charged, pledged or has attachment order attached in favor of any other persons or parties.

(b)	That all the charged property is in the Borrower’s sole possession and/or ownership;

(c)	That no restriction or stipulation by virtue of a law and/or by virtue of any agreement preventing the Borrower from transferring or charging the charged property does not apply to the charged property.

(d)	That the Borrower is capable and may charge the charged property;

(e)	That no assignment of rights or other arrangement was executed derogating from the value of the charged property;

(f)	That the Borrower received all the permits, consents and approvals necessary or required to realize this Debenture.

The Borrower’s Undertakings

6.	The Borrower hereby declares as follows:

(a)	To hold the charged property in accordance with the provisions in the loan agreement;

(b)	To uphold and materially execute all of the Borrower’s undertakings and commitments in connection with the distribution agreement.

(c)	Not to transfer rights, to assign, to dispose of, waive or transfer in any manner a right or claim, current or future in the charged property and/or to permit any person to take any of the steps described above without obtaining the Lender’s consent in advance and in writing;

(d)	To apprise the Lender without delay of any attachment order being imposed upon the charged property, to apprise the entity imposing the attachment order without delay of the charge in favor of the Lender and to immediately and promptly take, at the Borrower’s expense, all steps necessary to cancel such an attachment order;

(e)	Not to charge or pledge in any way or by any means the charged property by granting any right of equal footing to payment, before the Lender’s rights or deferring these rights, and to avoid any assignment of any right that the Borrower may have in the charged property without obtaining the Lender’s consent to do so in advance and in writing;

(e)	To be responsible toward the Lender for any defect in the Borrower’s property right in the charged property and/or any breach in connection with the charged property;

Debenture - Wize Pharma - Fixed Charge

(f)	To pay the full taxes and mandatory payments imposed upon the charged property and/or the accumulative revenue from it on the due date, in accordance with the provisions in the law and to furnish to the Lender, upon its request, all the receipts proving payment thereof. If the Borrower does not make the payments stated above on the due date, then the Lender may, after giving the Borrower reasonable notice of its intention, make the payments itself at the Borrower’s expense and charge the Borrower for such payments in addition to expenses and interest at the acceptable rate. Payments of these types will be secured by this Debenture;

(g)	That no structural change is occurring or will occur in the Borrower and/or no change in control in the Borrower, will occur to the exclusion of that permitted pursuant to the loan agreement;

7.	The Borrower undertakes to notify the Lender without delay:

(a)	Of any claim to a right in any security given to the Lender that this Debenture applies thereto and/or pertaining to any execution proceeding or injunction or other step taken to impose an attachment order, to preserve or realize any such security;

(b)	Of the occurrence any of the events detailed in Section 12 of this Debenture;

(c)	Of any material reduction in value of any charge given or which may be given by the Borrower (including but not limited to any breach of the distribution agreement);

(d)	Of the existence of any application filed to wind up the Borrower’s affairs or to appoint a receiver over the Borrower’s assets as well as the existence of any decision concerning a structural change in the Borrower or any intention to do so;

(e)	Of any change in the Borrower’s address.

Insurance

8.	All of the Borrower’s rights deriving from insuring the charged property, insofar as applicable, including the rights under the Property Tax and the Compensation Fund Law, 5721 - 1961, as in effect on any relevant date and under the provisions of any law, whether assigned in favor of the Lender pursuant to the provisions above or not, are hereby charged to the Lender by way of a fixed charge of first degree and pledge of a first right.

Interest

9.	The Lender may calculate the interest on the secured amounts at rates agreed or that may be agreed from time to time between the Lender and the Borrower, in accordance with the provisions in the loan agreement.

Repayment Dates

10.	The Borrower hereby undertakes to pay the Lender the full secured amounts and any secured amount immediately on the fixed payment dates or in accordance with the dates to be fixed in this respect from time to time.

Debenture - Wize Pharma - Fixed Charge

11.	The Lender may refuse to accept all or some of the repayment amounts of the secured amounts before the due date, and the Borrower will not be entitled to redeem all or some of the charged property by repaying all or some of the secured amounts before their due date.

The Borrower, like any other person having a right that may be affected from the pledges and charges hereby created or due to realizing them, will not have any right pursuant to the provisions in Section 13 (b) of the Pledge Law 5727 - 1967 or in accordance with any statutory provision replacing it.

12.	Without derogating from the generality of the provisions in these Debenture instructions, the Lender may demand immediate payment of the secured amounts and charge any of the Lender’s accounts amounts from the secured amounts upon the occurrence of any one of the events detailed below, whereby in such a case the Borrower undertakes to pay the Lender the full secured amounts, and the Lender may, subject to the warning period determined in the loan agreement, insofar as such a period is determined, take any measures it deems appropriate to collect the secured amounts and to realize the charged property through any means coinciding with the provisions in the law, at the Lender’s expense:

(a)	The Borrower breaches undertakings, commitments, representations or warranty under this Debenture (the above will not derogate from any right, by law, granted to the Lender in connection with any other breach); and/or

(b)	An event occurs granting the Lender the right to demand payment from the Borrower in accordance with the provisions in the loan agreement.

The Lender’s Rights

13.	Upon the occurrence of one of the events stated in Section 12 above, the Lender will have the right to possess, to a lien, set off and charge any amounts, assets and/or the charged rights pursuant to this Debenture. The Lender will be entitled to hold such assets until full payment of the secured amounts, or to realize such assets by selling them and to apply the proceeds, in full or in part, to paying the secured amounts.

14.	The Lender confirms that the Lender’s books, as well as its invoices and its transactions log will be binding upon the Lender, will be considered correct and serve as prima facie evidence against the Lender in respect of all their details, including any reference to calculation of the secured amounts, the guarantees and securities and any additional material in connection thereto.

15.	Without derogating from the other provisions included in this Debenture, any waiver, extension, consent by acquiescence, or forbearance (Hereinafter “The Waiver”) on the Lender’s part in respect of non-execution, partial execution or execution that is shortcoming of any part of the Borrower’s undertakings in connection with this Debenture will not be construed as a waiver on the Lender’s part of exercising a right, but rather will be construed as a limited consent given in connection with the specific matter for which it was given.

16.	Upon the occurrence of any of the events listed in Section 12 above, subject to the warning period fixed in the loan agreement and subject to the provisions in the law, insofar as such a period is fixed:

(a)       the Lender may take any measure it deems fit to be reimbursed of the secured amounts and to exercise all of its rights in connection thereto, including realizing the charged property, whether in full or in part, and to apply the proceeds from this asset to the secured amounts, without the Lender having to first demand realization of any guarantee or other additional security, if such are held by the Lender.

(b)       If the Lender decides to realize securities, notes and other negotiable instruments in accordance with the provisions in Section 4(2) of the Pledge Law, 5727 - 1967, then three (3) days advance notice in respect of the steps the Lender intends on taking will be considered reasonable advance notice in respect of the provisions in Section 19 (b) of the Pledge Law, 5727 - 2967, or in respect of any other statutory provision to replace the Statutory provision mentioned above.

Debenture - Wize Pharma - Fixed Charge

(c)       So long as the secured amounts are not paid in full, the Lender may, sell all or some of the charged property, through a public auction or other manner, itself or by a third party, in consideration for cash or payments or other manner, at a price and pursuant to conditions that the Lender deems fitting of its sole discretion, and to the same extent the Lender may, itself or following a court order or order from the execution authorities, realize the charged property or any other property, inter alia, by appointing a liquidator or liquidator and manager on the Lender’s behalf, to be authorized, inter alia, to take the steps detailed below:

(1)	To collect payment for all or some of the charged property.

(2)	To continue to uphold the distribution agreement of its discretion.

(3)	To sell or agree to sell the charged property, in whole or in part, to dispose of it or agree to dispose of it through any manner and terms it deems fitting.

(4)	To initiate any other arrangement in respect of all or some of the charged property, to the best of its discretion.

(d)       Any revenue received by the liquidator or the liquidator and manager in return for the charged property as well as any other redemption received by the Lender and/or by the liquidator or the liquidator and manager as proceeds from the sale transaction of the charged property or any part of it, will be allocated in the manner the Lender so determines of its sole discretion.

17.

Nature of the Security

18.	The securities given or that may be given to the Lender within the framework of this Debenture will be continuing and renewable securities, and will remain in effect until all the secured amounts are paid in full and the Lender confirms in writing that this Debenture is cancelled.

19.	All the securities and guarantees given, or that may be given to the Lender to pay the secured amounts will be independent of one another.

20.	The nature and the effect of the security that this Debenture concerns will not be effected and the validity of each one of them as well as the Borrower’s undertakings pursuant to this Debenture will not be diminished in value or effected by any other manner, by any settlement, concession, granting of time or other similar waiver given with the Lender’s consent in connection with the Borrower and/or any of the Borrower’s subsidiary company or from any change applicable to the Borrower’s undertakings and/or that of the Borrower’s subsidiary company toward the Lender in connection with the secured amounts, or following a release by the Lender of any security or guarantee or waiver of any one of them.

21.	[Deleted]

Debenture - Wize Pharma - Fixed Charge

The Right To Assign

22.	The Lender will be entitled assign this Debenture and the rights deriving from it at any time in accordance with the provisions in the loan agreement.

Expenses

23.	All the registration expenses associated with this Debenture pursuant to the details in the loan agreement and in any other document signed and/or to be signed between the Lender and the Borrower in connection with the loan (as defined under the loan agreement) and in accordance thereto, including commission charged in connection with stamp duty and registration of documents, and all expenses associated with realizing the security and extending collection proceedings (including the Lender’s attorneys fees), insurance, safekeeping, maintenance and repair of the charged property - will be paid to the Lender by the Borrower upon the Lender presenting the first demand to do so, and all the expenses stated above will be secured by this Debenture until they are fully paid. The Lender may charge the Lender for all the expenses noted above. It is clarified that the provisions above do not derogate from the provisions in Section 12.1 to the loan agreement relating to a payment and/or repayment

The Borrower’s Liability

24.	If the Borrower is comprised of two or more persons or entities, then the Borrower’s liability will be joint and several, and all the parties comprising the Borrower will be liable jointly and severally to execute all of the Borrower’s undertakings within the framework of this Debenture, and will be considered as if they were accepted or assumed by all the parties constituting the Borrower. Nonetheless, if a given party constituting a party in the Borrower is incompetent legally or becomes such or is released of its obligation to comply with any of the Borrower’s undertakings, or becomes released of this undertaking, then this will have no effect on the other parties liability constituting part of the Borrower and they must comply with their undertakings.

Interpretation; Change

25.	All the representations and undertakings and commitments of the Borrower under this Debenture will be in addition to any representation and undertaking and commitment of the Borrower under the loan agreement and any other document associated with the loan (as defined in the loan agreement), and will not derogate from them in any manner. In the event of a conflict between the provisions in this Debenture and the provisions in the loan agreement, the provisions in the loan agreement will override the provisions in this Debenture.

26.	In this Debenture - (a) singular form includes plural form and vice versa; (b) masculine form includes feminine form and vice versa; (c) “Notes” means - promissory notes, bills of exchange, assignments, liabilities, guarantees, undertakings, checks, bills of lading, deposit notes and any other negotiable instrument; (d) “Interest At The Acceptable Rate” means interest of the rate relevant to the circumstances fixed in the loan agreement; (f) The headings serve solely for directional purposes and no use will be made thereof to construe this Debenture; (g) the preamble in this Debenture constitutes an integral part hereof.

Debenture - Wize Pharma - Fixed Charge

27.	Conditions in this Debenture may be modified and the existence of any condition contained herein may be waived (whether applicable in the future or retroactively, or whether in general or for a specific matter) solely by obtaining the two parties written consent.

Notices and Warnings

28.	(a) Any notice sent pursuant to this Debenture will be executed in writing and sent by registered mail, electronic mail, facsimile or will be hand delivered.

(b)       Any notice or document that is prepared or delivered by either of the parties to the other party in this Debenture will bear the addresses detailed below (unless the other party furnishes written notice to the first party stating a different address):

(1)	Notice to Borrower:

Wize Pharma Ltd.

2 Hamanofim, Herzlia 4672553, Israel

To: Or Eisenberg, Company CEO

Fax: 072-2600537

Email: or@wizepharma.com

With a copy to:

Goldfarb Seligman & Co. Law Firm

98 Yigal Alon Street

Tel Aviv, 6789141, Israel

c/o: Avi Dushnik, Adv.

Telephone: (972) 03-6089898

Fax: (972) 03-6089920

E-mail: Avi.Dushnik@goldfarb.com

(2)	Notice to Lender:

Rimon Gold Assets Ltd.

32 Habarzel Street

Tel Aviv, 6971046, Israel

c/o: Abir Raveh

Fax: 03-7676990

E-mail: Abir@raveh-ravid.co.il

With a copy to:

Raved, Magriso, Benkel & Co.

37 Shaul Hamelech Blvd.

Tel Aviv, 6492806, Israel

c/o: Einat Weidberg, Adv.

Telephone: (972) 03-6060260

Fax: (972) 03-6060266

E-mail: einat_w@rmblaw.co.il

and will be considered as having been executed or delivered (a) within Seven (7) business days of being deposited by regular mail, first class mail or registered mail or registered mail with a certificate of delivery; (b) whereby the notice was hand delivered by 17:00 on a given business day - will be considered as received upon being delivered, and if delivered after 17:00 on a given business day - the first day after it is delivered; (c) a notice that is sent via electronic mail, will be considered as received on the first business day after the date the email was sent; and (d) a notice that was sent via facsimile - one business day (instead of the day it is received) following the day it was transmitted by facsimile, as confirmed by the machine message from which it was transmitted.

Debenture - Wize Pharma - Fixed Charge

The Governing Law and Jurisdiction

29.	(a) This Debenture will be construed in accordance with the laws of the State of Israel only.

(b)        Exclusive jurisdiction for the purpose of this Debenture is hereby fixed with the competent judicial instance in Israel located in the city of Tel Aviv - Yafo.

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In Witness Whereof the Borrower Hereto Sets Its Hands

Wize Pharma Ltd.

/s/ Or Eisenberg
By:	Or Eisenberg
Position:	CFO and Acting CEO

In Witness Whereof the Lender Hereto Sets Its Hands

Rimon Gold Assets Ltd.

/s/ Abir Raveh
By:	Abir Raveh
Position:	Director